STOCK PURCHASE AGREEMENT


                       This STOCK PURCHASE AGREEMENT (the "Agreement") is
             entered into as of the 13th day of May, 1996 by and between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Purchaser") and STEPHEN A. WYNN (the "Seller").

                                        RECITALS


                       WHEREAS, an affiliate of Purchaser and Seller are
             currently shareholders of DMX Inc., a Delaware corporation (the "Company"); and

                       WHEREAS, on the terms and subject to the conditions
             contained herein, Purchaser desires to purchase 5,700,000 shares of the Company's common stock ("the Shares") from the Seller; and

                       WHEREAS, the Seller desires to sell all, but not
             less than all, of the Shares to Purchaser.

                       NOW, THEREFORE, in consideration of the above
             premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Company do hereby agree as follows:

                       1. Purchase and Sale of the Shares. On the terms and subject to the conditions contained herein, Purchaser shall purchase from Seller, and Seller shall sell to the Purchaser, the Shares for the amount of $11,400,000 (the "Purchase Price").

                       2. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Irell & Manella, 1800 Avenue of the Stars, Los Angeles, CA, or at such other location as is agreed by the parties, as soon as practicable following the execution of this Agreement and in all events, not later than the later of the satisfaction of the conditions to the parties' obligations hereunder and the date on which the Company's merger with TCI-Euromusic, Inc. is consummated. The purchase shall be completed by (i) Seller's delivery of certificates evidencing the Shares together with stock powers sufficient to cause the Shares to be transferred to the name of Purchaser or its designee, and (ii) Purchaser's delivery to Seller by wire transfer of the Purchase Price pursuant to the instructions previously delivered to Purchaser. If the Closing has not occurred prior to June 1, 1996, then either party may terminate this Agreement; provided, however, that no party may so terminate this Agreement if that party is in default of its obligations hereunder.



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                       3.   Representations, Warranties and
             Acknowledgements of the Purchaser. Purchaser represents and warrants to Seller as follows:

                            (a) Purchaser has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority.

                            (b) No action taken by Purchaser with respect to the transactions contemplated by this Agreement has given rise or will give rise to payment of a finder's fee or brokerage commission.

                  4. Acknowledgements and Agreements of the Purchaser. Purchaser acknowledges and agrees as follows:

                            (a) The Shares have not been qualified under the California Corporate Securities Law of 1968, as amended, in reliance upon the exemption provided by
                  Section 25104(a) thereof, based upon, among other things, the representations set forth herein.

                            (b) The Shares have not been registered (and there is no obligation on the part of the Company to register the Shares) under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act and the Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act.

                            (c)  The Shares are being acquired for
                  investment purposes and are to be held for the undersigned's own account and are not being acquired with a view to any distribution thereof.

                            (d) The certificate(s) representing the Shares may bear upon their face a legend in substantially the following form:

                            THE SHARES OF STOCK REPRESENTED BY THIS
                            CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                            THE SECURITIES ACT OF 1933 AND MAY NOT BE
                            SOLD OR OTHERWISE TRANSFERRED EXCEPT
                            PURSUANT TO AN EFFECTIVE REGISTRATION
                            STATEMENT UNDER SAID ACT OR AN APPLICABLE
                            EXEMPTION FROM THE REGISTRATION
                            REQUIREMENTS THEREOF.



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                            (e)  Purchaser is a shareholder of the Company.
                   Purchaser is an accredited investor within the meaning
                  of the Securities Act, and is able to bear the risk of the loss of its entire investment. Purchaser (a) has the requisite knowledge and experience to assess the relative merits and risks of a purchase of the Shares; (b) has received and has carefully read and evaluated copies of all documents relevant to the purchase and sale con-templated hereby, including without limitation this Agreement; and (c) has had full opportunity to ask questions and receive answers concerning the transactions contemplated hereby and thereby, and concerning the Company, its business and financial condition.

                       5. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

                            (a)  Seller has the power and authority to
                  execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Seller does not require notice to, or the consent or approval of, any governmental body or other regulatory authority.

                            (b) Seller is and at the time of the closing will be the owner of the Shares and has good and marketable title to the Shares free and clear of any and all claims, liens, charges, restrictions, encumbrances, security interests or other rights of any person.

                            (c)  The Shares are all of the shares of the
                  Company owned by the Seller.

                            (d) No action taken by Seller with respect to the transactions contemplated by this Agreement has given rise or will give rise to payment of a finder's fee or brokerage commission.

                       6. Conditions to Obligations of the Parties. The obligations of each party to consummate the transactions contemplated by this Agreement will be subject to the satisfaction or waiver of the following conditions:

                            (a) all of the other party's representations and warranties shall have been true when made and shall be true as of the closing date, and the other party shall have performed all of its obligations required to be performed hereunder prior to the closing date;

                            (b) there shall not be an injunction issued by a court of competent jurisdiction which bars the consummation of the transactions contemplated by this Agreement. Should such an injunction be in effect each of the parties shall use

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             its reasonable best efforts to cause it to be dissolved so that the sale may be consummated.

                       7. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

                       8. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all actions necessary, proper, or advisable under applicable laws to consummate the transaction contemplated by this Agreement, including but not limited to any further action that is necessary to vest Purchaser with full title to the Shares.

                       9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that Purchaser may assign its rights under this Agreement to any subsidiary of Purchaser, but shall not thereby be relieved of its obligations under this Agreement.

                       10. Payment of Expenses. Each of the parties hereto hereby covenants and agrees to pay its respective costs and expenses incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement.

                       11.  Governing Law.  This Agreement shall be
             governed by and construed in accordance with the laws of the State of California, regardless of the choice of laws provisions of California or any other jurisdiction.

                       12. Waivers Strictly Construed. No waiver of compliance with any of the terms and conditions of this Agreement shall be effective unless expressly contained in a writing signed by the waiving party. No waiver of compliance with any of the terms and conditions of this Agreement shall be considered a waiver of any prior or succeeding breach of the terms and conditions of this Agreement unless expressly so stated in such writing.












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                       13.  Legal Fees.  If any party institutes or defends
             a law suit or other legal proceeding to enforce, or because of a breach of, the terms and conditions of this Agreement, the prevailing party or parties shall be reimbursed, upon demand, by the other party or parties, for the costs and expenses, including without limitation reasonable attorneys' fees and costs, of bringing or defending such law suit or other legal proceeding.

                       14. Complete Agreement. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. None of the terms and conditions of this Agreement may be amended, modified or supplemented, except by a writing specifying such amendment, modification, or supplement signed by the parties to this Agreement.

                       15. Invalid Provisions. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances shall remain in full force and effect.

                       16.  Headings.  The section headings in this
             Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

                       17. Counterparts. This Agreement is being executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

                  IN WITNESS WHEREOF, the parties have executed this
             Agreement as of the date first above written.

                                           TELE-COMMUNICATIONS, INC.



                                           By:  Stephen M. Brett
                                                ---------------------------
                                                Stephen M. Brett
                                                Executive Vice President



                                           Stephen A. Wynn
                                           --------------------------------
                                           STEPHEN A. WYNN


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